SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  May 10, 1999





                                SUN BANCORP, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



       New Jersey                 0-20957            52-1382541
-----------------------------   --------------     -----------------------------
(State or other jurisdiction    (SEC File No.)      (IRS Employer
     of incorporation)                             Identification
                                                       Number)


226 Landis Avenue, Vineland, New Jersey                08360
----------------------------------------           -----------------------------
(Address of principal executive offices)             (Zip Code)




Registrant's telephone number, including area code: (609) 691-7700
                                                    --------------



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                                SUN BANCORP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------

Item 5.   Other Events.
          ------------

         On May 10, 1999, Sun Bancorp, Inc. (the "Corporation"), the holding company for Sun National Bank (the "Bank"), announced that the Bank had entered into a Purchase and Assumption Agreement (the "Agreement") to acquire fourteen branch offices, certain loans and $250 million of deposits from First Union National Bank, Charlotte, North Carolina ("First Union"). Consummation of the transaction is subject to, among other conditions, regulatory approval.

         A copy of the Agreement dated May 10, 1999, and the press release issued by the Corporation on May 10, 1999 are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference in their entirety.


Item 7.   Financial Statements, Pro Forma Financial
                  Information and Exhibits
                  ------------------------

         (c) Exhibits:

               99.1 Purchase and Assumption Agreement dated May 10, 1999.

               99.2 Press Release dated May 10, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SUN BANCORP, INC.



Date: May 13, 1999                        By:  /s/Robert F. Mack
                                               ---------------------------------
                                               Robert F. Mack
                                               Executive Vice President